Exhibit 99.2

FORM OF PROXY CARD

RICHLAND STATE BANCORP, INC.

724 Louisa Street

Rayville, Louisiana 71269

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint N. Jerome Vascocu and Robyn D. Hillman, or any of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of Richland State Bancorp, Inc. (“Company”) to be held on Monday, November 26, 2018 at 4:30 p.m., local time, at 724 Louisa Street, Rayville, Louisiana 71269, and to represent and vote, as designated below, all of the shares of common stock held of record by me as of the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows:

1.

Merger Proposal. To approve the Agreement and Plan of Reorganization, dated as of June 1, 2018, as amended (“Reorganization Agreement”), among the Company and Business First Bancshares, Inc., and the transactions contemplated by the Reorganization Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

Adjournment Proposal. To approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Reorganization Agreement, (ii) to provide to the Company shareholders any supplement or amendment to the proxy statement/prospectus or (iii) to disseminate any other information which is material to the Company shareholders voting at the special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

If properly executed and returned to the Company, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the proxy statement of the board of directors relating to the meeting.

[Instructions: Please sign your name exactly as it appears on your stock certificate. When shares are held by two or more persons as co-owners, both, or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such.]

PLEASE COMPLETE, EXECUTE AND RETURN THE PROXY PROMPTLY.
Signature

DATE: ____________________, 2018
Additional signature, if held jointly

(If applicable, such as a trust, state capacity in which signing.)